EXHIBIT 16.1

October 27, 2023

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	GHST World, Inc.
File Reference No. 000-31705

We were previously the independent registered public accounting firm for GHST World, Inc. and under the date of October 13, 2023, we reported on the consolidated financial statements of GHST World, Inc. and Subsidiaries, as of June 30, 2023 and 2022, and for each of the two years in the period ended June 30, 2023.

On October 26, 2023, we were dismissed as the independent registered public accounting firm. We have read GHST World, Inc.’s disclosures included in Item 4.01 "Changes in Registrant's Certifying Accountant" on GHST World, Inc.'s Form 8-K dated October 25, 2023 to be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,

SALBERG & COMPANY, P.A.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality